                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _____________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of report (Date of earliest event reported):  May 3, 2001



                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
               (Exact Name of Registrant as Specified in Charter)


        Maryland                        1-13174                54-1681655
(State or Other Jurisdiction          (Commission            (IRS Employer
     of Incorporation)                File Number)       Identification Number)


2345 Crystal Drive, Crystal City, Virginia                       22202
(Address of Principal Executive Offices)                       (Zip Code)



                                 (703) 920-8500
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

Merger Agreement
----------------

     On May 3, 2001, Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), New Garden Residential Trust, a Maryland real estate investment trust ("New Archstone"), Charles E. Smith Residential Realty, Inc., a Maryland corporation ("Smith Residential") and Charles E. Smith Residential Realty, L.P., a Delaware limited partnership ("Smith Partnership"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a business combination among Archstone, New Archstone, Smith Residential and Smith Partnership. Under the Merger Agreement, Archstone will be reorganized into an umbrella partnership real estate investment trust or "UPREIT" structure. Each existing trustee of Archstone will become a trustee of New Archstone. To accomplish this reorganization, through a series of transactions, New Archstone will become a holding company of Archstone (or its successor in the reorganization, which entity for purposes of this report will be called Archstone, unless the context requires otherwise) with the holders of preferred and common equity securities of Archstone receiving securities of New Archstone in the same number and of the same series as the securities of Archstone outstanding immediately prior to this first step merger. Following this reorganization, Archstone will elect to be treated as a partnership for federal income tax purposes and all of New Archstone's properties, property interests, and business assets will be owned by, and its operations conducted through, Archstone.

     After the reorganization of Archstone into an UPREIT structure, the second step of the transaction contemplates both the merger of Smith Residential with and into New Archstone and the merger of Smith Partnership with and into Archstone. Both New Archstone and Archstone will survive these mergers. Following the merger with Smith Residential, New Archstone shall be named "Archstone-Smith Trust" and Archstone shall be named "Archstone-Smith Operating Trust." Pursuant to the Merger Agreement, upon consummation of the transactions:

     - each common share of Smith Residential will be converted into 1.975 common shares of New Archstone (the 1.975 exchange ratio is fixed and not subject to adjustment);

     - preferred shares of Smith Residential will be converted into a corresponding series of preferred shares of New Archstone on a share-for-share basis;

     - partners of Smith Partnership will receive 1.975 shares of Archstone for each Smith Partnership common unit held (each Archstone common share so issued will be redeemable at the option of New Archstone for cash or a common share ); and

     - each outstanding option of Smith Residential will be converted into a corresponding option of New Archstone, such number of options to be multiplied by 1.975 (rounded down to the nearest whole number) and the exercise price of such options to be divided by 1.975 (rounded up to the nearest whole cent), and each such option may be tendered to Archstone for cash as described below.
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     As soon as practicable and subject to applicable law, Archstone will offer to purchase, subject to consummation of the transactions contemplated by the Merger Agreement, all outstanding qualified or nonqualified options to purchase shares of Smith Residential common stock (which options will become options to acquire common shares of New Archstone pursuant to the terms of the Merger Agreement) ("Smith Options"). The amount paid for the purchased Smith Options shall be cash equal to the product of (i) the excess, if any, of (A) $49.48 over
(B) the exercise price of such Smith Option and (ii) the number of shares of Smith Residential common stock subject thereto. This offer will expire at 11:59 pm (Mountain time) on the end of the second complete business day following the effective time of the merger. If the holder of any Smith Option tenders such option prior to the end of the second business day following the effective time of the final merger, then within seven business days following the effective time, Archstone will, subject to reduction for required withholding taxes, pay to each such selling former holder of Smith Options the purchase price thereof.

     The Merger Agreement includes customary representations, warranties and covenants for each of Archstone, New Archstone, Smith Residential and Smith Partnership.

     No fractional shares will be issued in either the Archstone reorganization or in the merger with Smith Residential, rather cash will be paid in lieu of the issuance of a fractional share. The reorganization of Archstone into an UPREIT structure and the merger of Smith Residential with and into New Archstone are intended to be reorganizations that are tax free, except to the extent that a holder receives cash in lieu of a fractional share.

     The transactions described above will require the approval of a majority of Archstone's outstanding common shares, two-thirds of the outstanding common shares of Smith Residential and a majority in percentage interest of the limited partners of Smith Partnership not owned by Smith Residential, and a majority in percentage interest of the limited partners of Smith Partnership (including those owned by Smith Residential). The transactions are also subject to the receipt of regulatory approvals as well as other customary closing conditions.

     Under the Merger Agreement, the third quarter dividend of Smith Residential will not change from its current quarterly dividend of $0.585 per shares and the second and third quarter dividends of Archstone will not change from its current quarterly dividend of $0.41 per share. The Merger Agreement contemplates that Smith Residential will make a preclosing dividend if, and to the extent, necessary to avoid jeopardizing its REIT status and the payment of federal income taxes. If Smith Residential must pay a special preclosing dividend, Archstone will make a corresponding distribution to its shareholders.

     The parties anticipate that the mergers will close during the third quarter of 2001.

Shareholders' Agreement
-----------------------

     In connection with the closing of the mergers, New Archstone and Archstone will enter into a Shareholders' Agreement the ("Shareholders' Agreement") with Robert H. Smith ("Smith"), the Chairman of the Board of Smith Residential, and Robert P. Kogod ("Kogod"), the Chairman of the Executive Committee of the Board of Smith Residential, which provides for, among other things, the appointment of Messrs. Smith and Kogod to New Archstone's Board of
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Trustees, to serve until 2003 and 2002, respectively. Messrs. Smith and Kogod
(or their replacement nominee) will have the right to be nominated to serve on the Board of Trustees of New Archstone for a period of ten (10) years. Ernest A. Gerardi, the President and Chief Executive Officer of Smith Residential will be appointed for a single, three year term.

     Pursuant to the Shareholders' Agreement, Messrs. Smith and Kogod will agree not to sell any common shares or units beneficially owned by them after the merger for a period of three years. This restriction will not apply to the sale of up to an aggregate of 400,000 shares between the first and second anniversaries of the merger and up to an aggregate of 800,000 shares between the first and third anniversaries of the merger.

     The Shareholders' Agreement provides that New Archstone will create a separate operating division (similar to Archstone's current East and West Regions) and all of New Archstone's high-rise business will be operated under the name "Charles E. Smith Residential." For a period of 15 years, New Archstone will not directly or indirectly transfer any interest in certain identified properties currently owned by Smith Partnership located in the Crystal City area of Arlington, Virginia, without the prior written consent of Messrs. Smith and Kogod, except in the case of sale of all of the identified Crystal City properties in a single transaction. In addition, the Charles E. Smith Residential division will maintain its headquarters in the Crystal City area of Arlington, Virginia for a period of 15 years unless otherwise agreed to by Messrs. Smith and Kogod. The Charles E. Smith Residential division will be operated under the direction of a President - Charles E. Smith Residential Division. The initial person to serve as President will be W.D. Minami (currently the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Smith Residential) who will report directly to R. Scot Sellers, Archstone's and New Archstone's Chief Executive Officer.

     The Shareholders' Agreement will terminate (i) with respect to Mr. Smith, at such time as Mr. Smith and his family beneficially own less than 1,000,000 common shares of New Archstone, and (ii) with respect to Mr. Kogod, at such time as Mr. Kogod and his family beneficially own less than 1,000,000 common shares of New Archstone.

Tax Protection Agreements
-------------------------

     Archstone will enter into a Tax Protection Agreement pursuant to which Archstone will agree, for the benefit of the limited partners in Smith Partnership, that until January 1, 2022 it will not dispose of any properties acquired from the Smith Partnership if the disposition would cause a former partner of the Smith Partnership to recognize any of the gain that would have been recognized for federal income tax purposes if there was a fully taxable disposition of the properties at the time of the merger. This agreement does not restrict Archstone from disposing of any property in a like-kind exchange transaction under Section 1031 of the Internal Revenue Code that does not result in the recognition of any income or gain to a former partner of the Smith Partnership. In addition, subject to certain exceptions (including existing required amortization), Archstone will agree that it will not repay or prepay any of the existing nonrecourse debt that is secured by the Smith Partnership properties until January 1, 2022. In the event Archstone disposes of such properties or repays or prepays such debt, Archstone would be required to reimburse the adversely affected former Smith Partnership partners for the resulting taxes on a "fully grossed up" basis.
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Voting Agreements
-----------------

     In connection with the execution of the Merger Agreement, the directors of Smith Residential, controlling in the aggregate approximately 1.1% of the outstanding shares of Smith Residential common stock and approximately 6.0% of the outstanding Smith Partnership limited partnership interests (other than preferred units), have agreed, among other things, to vote their shares of Smith Residential common stock and Smith Partnership partnership interests to approve the mergers, and the trustees of Archstone, controlling in the aggregate approximately .4% of the outstanding Archstone common shares have agreed, among other things, to vote their Archstone common shares to approve the mergers.

Other Matters
-------------

     In light of the transactions contemplated by the Merger Agreement, Smith Residential's Board of Directors has postponed its annual meeting of shareholders, which had been scheduled for May 22, 2001. Smith Residential shareholders will be notified of the rescheduled date of the meeting.

     The foregoing description is qualified in its entirety by reference to the text of the Merger Agreement and the exhibits thereto, copies of which are filed as exhibits 2.1, 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e) and 2.1(f) to this current report on Form 8-K and the voting agreements, forms of which are filed as exhibits 99.1 and 99.2 to this current report on Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.
               None

          (b)  Pro Forma Financial Statements.
               None

          (c)  Exhibits.

Exhibit No.  Document Description
-----------  --------------------

2.1 Amended and Restated Agreement and Plan of Merger among Archstone Communities Trust, New Garden Residential Trust, Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty, L.P. dated as of May 3, 2001 and the exhibits thereto

2.1(a) Exhibit A - Form of Shareholders' Agreement to be entered into by and among Archstone Communities Trust, New Garden Residential Trust, Robert H. Smith and Robert P. Kogod

2.1(b) Exhibit B - Form of Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust

2.1(c) Exhibit C - Form of Amended and Restated Bylaws of Archstone-Smith Operating Trust

2.1(d) Exhibit D - Form of Amended and Restated Declaration of Trust of Archstone-Smith Trust

2.1(e)       Exhibit E - Form of Amended and Restated Bylaws of Archstone-Smith
             Trust

2.1(f) Exhibit F - Form of Proposed Charter Amendments to the Archstone Communities Trust Amended and Restated Declaration of Trust, as amended

99.1 Form of Voting Agreement, dated as of May 3, 2001, by and between Archstone Communities Trust and each director of Charles E. Smith Residential Realty, Inc. and a schedule setting forth the name of each director and the number of shares of common stock of Charles
             E. Smith Residential Realty, Inc. and the limited partnership interests of Charles E. Smith Residential Realty, L.P. owned by each

99.2 Form of Voting Agreement, dated as of May 3, 2001, by and between Charles E. Smith Residential Realty, Inc. and each trustee of Archstone Communities Trust and a schedule setting forth the name of each trustee and the number of common shares of Archstone Communities Trust owned by each

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHARLES E. SMITH RESIDENTIAL REALTY, INC.



Date:  June 19, 2001           By:  /s/ Wesley D. Minami
                                   --------------------------------------
                                    Name:   Wesley D. Minami
                                    Title:  President

                                 EXHIBIT INDEX

2.1 Amended and Restated Agreement and Plan of Merger among Archstone Communities Trust, New Garden Residential Trust, Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty, L.P. dated as of May 3, 2001 and the exhibits thereto

2.1(a) Exhibit A - Form of Shareholders' Agreement to be entered into by and among Archstone Communities Trust, New Garden Residential Trust, Robert H. Smith and Robert P. Kogod

2.1(b) Exhibit B - Form of Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust

2.1(c) Exhibit C - Form of Amended and Restated Bylaws of Archstone-Smith Operating Trust

2.1(d) Exhibit D - Form of Amended and Restated Declaration of Trust of Archstone-Smith Trust

2.1(e)    Exhibit E - Form of Amended and Restated Bylaws of Archstone-Smith
          Trust

2.1(f) Exhibit F - Form of Proposed Charter Amendments to the Archstone Communities Trust Amended and Restated Declaration of Trust, as amended

99.1 Form of Voting Agreement, dated as of May 3, 2001, by and between Archstone Communities Trust and each director of Charles E. Smith Residential Realty, Inc. and a schedule setting forth the name of each director and the number of shares of common stock of Charles E. Smith Residential Realty, Inc. and the limited partnership interests of Charles E. Smith Residential Realty, L.P. owned by each

99.2      Form of Voting Agreement, dated as of May 3, 2001, by and between